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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Nos. 333-138420, 333-134542, 333-124969, 333-123816, 333-108009, 333-91072, 333-91070, 333-72194, 333-55520, 333-39928) on Form S-8 of Occam Networks, Inc. and subsidiary of our report dated October 15, 2007, relating to our audits of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Occam Networks, Inc. and subsidiary for the year ended December 31, 2006. Our report dated October 15, 2007 relating to the consolidated financial statements includes an emphasis paragraph relating to the restatement of the Company's consolidated financial statements for the years ended December 25, 2005 and December 26, 2004.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
October 15, 2007

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM